THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Preliminary Offering Circular

For

HealthySole, Inc.

A Delaware Corporation

June 15, 2022

SECURITIES OFFERED : Equity in the form of Shares of common stock

PRICE PER SHARE: $5.80 per Share of Common Stock

MAXIMUM OFFERING AMOUNT : $40,000,000.00

MINIMUM OFFERING AMOUNT: Not Applicable (No Minimum Offering Amount)

MINIMUM INVESTMENT: $116.00

CONTACT INFORMATION :

HealthySole, Inc.

774 Mays Blvd. #10-220

Incline Village, NV 89451

(415) 722-3147

Healthysole.com

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

HealthySole, Inc. (the “Company,” or “HealthySole,” or the “Issuer”) is a Delaware corporation, originally formed on August 3, 2011 as a limited liability company and converted to a corporation on May 10, 2022 by filing a Certificate of Incorporation and Certificate of Conversion with the Secretary of the State of Delaware. (see Exhibit 2 “Certificate of Incorporation and other Documents”). The Company is offering (the “Offering”) by means of this offering circular (the “Offering Circular”) Company equity in the form of common stock denominated in shares (the “Shares”) on a “best efforts” and ongoing basis to investors who meet the suitability standards as set forth herein (see “Investor Suitability Standards” in the “Summary” below). The Company will offer Shares through healthysole.com (“Platform”), and through Rialto Markets, a FINRA-registered broker-dealer entitled to commissions upon the sale of the Shares. (See “Terms of the Offering” below.) Persons who purchase Shares will be shareholders of the Company (“Shareholders” or “Investors”). The Company intends to use the proceeds of this Offering (“Proceeds”) for marketing, sales and industry outreach, general and administrative expansion, increasing manufacturing capacity, research and development, working capital, industry compliance and increasing personnel. (See “Use of Proceeds” below)

The minimum investment amount per Investor is one hundred sixteen dollars ($116.00), representing Twenty (20) Shares at five dollars and eighty cents ($5.80) per Share. The Company is run by a board of directors, comprised of two (2) directors (the “Board” collectively, “Director” when referring to a director). The day-to-day management and investment decisions of the Company are vested in the Board and in the Officers.

Sales of the Shares pursuant to the Offering will commence immediately upon qualification of the Offering by the Securities and Exchange Commission (the “Effective Date”) and will terminate at the discretion of the Board or twelve (12) months following the Effective Date, whichever is earlier. The maximum amount of the Offering shall not exceed Forty Million Dollars ($40,000,000) in any twelve (12) month period (“Maximum Offering Amount”) in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II” or “Tier II”). The Company intends to offer the Shares described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(F). Further, the acceptance of Investor subscriptions, may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. (See “Terms of the Offering” below.) The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment. The Company is following the Form 1-A format for this Offering Circular.

Prior to this Offering, there has been no public market for the Shares, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Shares on any securities market, however reserves the right to do so in the future. Investing in the Company through the purchase of Shares involves risks, some of which are set forth below. See the section titled “Risk Factors” to read about the factors an Investor should consider prior to purchasing Shares.

Investors who purchase Shares will become shareholders of the Company (“Investors” or “Shareholders” subject to the terms of the Certificate of Incorporation and the Bylaws of the Company (see Exhibit 2A and 2B, respectively) once the Company deposits the Investor’s investment into the Company’s main operating account.

The Officers will receive compensation from the Company as employees (see “Risk Factors” and “Compensation of Directors and Officers” below). Investing in the Shares is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment (see “Risk Factors” below starting on Page 7).

As of the date of this Offering Circular, the Company has engaged KoreConX as transfer agent in relation to this Offering.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D) (3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Shares immediately upon qualification of the Offering by the SEC. The Company approximates that sales will commence at during Q3 - 2022

	Price to Public*	Commissions**	Proceeds to Other Persons***	Proceeds to the Company
Amount to be Raised per Share	$5.80	$0.29	1.07	$4.44
Minimum Investment Amount	$116	$5.80	21.30	$88.90
Minimum Offering Amount	N/A	N/A	N/A	N/A
Maximum Offering Amount	$40,000,000	$2,000,000	$7,345,195	$30,654,805

*The Offering price to Investors was arbitrarily determined by the Board.

** The Company is not using an underwriter for the sale of Shares. These commissions listed are those for Rialto Markets, a FINRA broker-dealer. Rialto Markets is entitled to 2% on all passive sales of securities as placement agent. If securities are sold through the efforts of Rialto Markets, 8% will be due to Rialto Markets (instead of 2%) up to a maximum of $1,600,000 – for potential maximum commissions of $2,000,000. The commissions due to Rialto Markets are conditional on the services provided by Rialto Markets with respect to any one sale. See “Plan of Distribution “ below.

*** The Company intends to have selling shareholders as part of this Offering. See Plan of Distribution and Selling Shareholders below.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated”, “projected”, “forecasted”, “estimated”, “prospective”, “believes”, “expects,” “plans”, “future”, “intends”, “should”, “can”, “could”, “might”, “potential”, “continue”, “may”, “will”, and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Certificate of Incorporation and Bylaws (attached hereto as Exhibit 2A and Exhibit 2B, respectively), and should be carefully read in their entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and these documents, Certificate of Incorporation and Bylaws shall prevail and control, and no Investor should rely on any reference herein to the Certificate of Incorporation or Bylaws without consulting the actual underlying documents.

COMPANY INFORMATION AND BUSINESS	HealthySole, Inc. is a Delaware corporation with its principal place of business located at 774 Mays Blvd. #10-220 Incline Village, NV 89451.
MANAGEMENT	The Company is managed by a Board of Directors. The Board is comprised of two (2) Directors. The Company has three (3) Officers. See “Directors, Officers, and Significant Employees” below.
THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company was previously operating as a Nevada limited liability company. The Company is selling Company equity in the form of common stock (the “Common Stock” or the “Shares”) through this Offering. The Company will use the Proceeds of this Offering to scale up its operations. See “Use of Proceeds” below
SECURITIES BEING OFFERED	The Shares are being offered at a purchase price of $5.80 per Share. The Minimum Offering Amount for any Investor is $116.00. Upon purchase of the Shares, a Shareholder is granted (i) the right to vote on all matters subject to a Common Stock vote; and (ii) the right to receive dividends or disbursements, when the Board declares such dividends or disbursements. For a complete summary of the rights granted to Shareholders, see “Description of the Securities” below.
COMPENSATION TO DIRECTORS	The Company pays the Directors and Officers salaries for their roles as Directors and Officers. For more information on this compensation see “Compensation of the Directors and Officers” below.
The Directors, Officers, and employees of the Company will not be compensated through commissions for the sale of the Shares through this Offering.
PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Directors and Officers have experience in operations and manufacturing. See “Directors, Officers, and Significant Employees” below.
INVESTOR SUITABILITY STANDARDS	The Shares will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” as described in below in this Summary.

Each person acquiring Shares may be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute the securities.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company may require determining whether any person or entity purchasing Shares is an Accredited Investor if such is claimed by the Investor.
LIMITATIONS ON INVESTMENT AMOUNT	For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Shares. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Shares cannot be more than 10% of the greater of the purchaser’s (1) annual income or net worth as determined under Rule 501(a) of Regulation D, if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-Accredited Investors. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Shares.
COMMISSIONS FOR SELLING Shares

The Shares will be offered and sold directly by the Company, the Board, the Officers, and Company’s employees. No commissions for selling the Shares will be paid to the Company, the Board, the Officers, or the Company’s employees.

The Company is not using an underwriter for the sale of Shares. The commissions listed above are those for Rialto Markets, a FINRA broker-dealer. Rialto Markets is entitled to 2% on all passive sales of securities as placement agent. If securities are sold through the efforts of Rialto Markets, 8% will be due to Rialto Markets (instead of 2%) up to a maximum of $1,600,000 – for potential maximum commissions of $2,000,000. The commissions due to Rialto Markets are conditional on the services provided by Rialto Markets with respect to any one sale. See “Plan of Distribution “ below.

NO LIQUIDITY	There is no public market for the Shares, and none is expected to develop in the near future. The Shares will be transferable, in accordance with Federal and state securities laws and Delaware corporate law. However, the Shares will not be listed for trading on any exchange or automated quotation system. (See “Description of the Securities” below.) Prospective Investors are urged to consult their own legal advisors with respect to secondary trading of the Shares. See “Risk Factors” below.
SELLING SECURITYHOLDERS	1,260,413 Shares of Common stock are being offered for the account of Selling Shareholders. This represents 3.4% of the outstanding Shares of Common Stock as of the Date of this Offering Circular.
BONUS SHARES	The Company is offering Bonus Shares as part of this Offering. This includes Discounts from 15% to 40% under certain circumstances. See “Plan of Distribution” below.
COMPANY EXPENSES	Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs, legal fees, and advisory fees.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

RISKS RELATED TO THE COMPANY AND ITS BUSINESS

The Company is brand new and has no operating history.

The Company has no established business operations, and it is unclear at this point which, if any, of the Company’s current and intended plans may come into fruition and, if they do, which ones will be a success. The Company has incurred a net loss and has recorded no revenues since inception. There is no assurance that the Company will ever be able to establish successful business operations, become profitable or generate sufficient revenues to operate business or pay dividends.

The Company may not be able to develop commercially viable products on the timetable they anticipate, or at all.

The Company’s products may be difficult to scale to a commercially viable level since it must meet expectations that it is equivalent or superior to other UV-C sterilization devices in terms of efficacy, safety, and cost efficiency. The Company still needs to develop and refine the HealthySole PLUS and the HealthySole PLUS manufacturing process to ensure that the product meets performance goals and cost targets. The Company may encounter problems and delays. Scaling of the manufacturing process may result in technical defects or reveal that the Company’s products do not meet performance goals and cost targets, the Company’s commercialization schedule could be delayed as the Company would need to attempt to devise solutions to the defects or problems. If the Company were unable to find solutions, the Company’s business may not be viable.

The Company may not be able to successfully execute the business plan.

In addition to the requirement to successfully develop the HealthySole PLUS technology for commercial success, the Company must also raise significant amounts of capital, foster relationships with key suppliers and attract customers. There is no guarantee that the Company will be able to achieve or sustain any of the foregoing within the anticipated timeframe or at all – even though the Company’s principals are long-time industry professionals. The Company may exceed the budget, encounter obstacles in research and development activities, or be hindered or delayed in implementing the Company’s commercialization plans, any of which could imperil the Company’s ability to secure customer contracts and begin generating revenues. In addition, any such delays or problems would require the Company to secure additional funding over and above what the Company currently anticipates they require to sustain business, which the Company may not be able to raise.

The Company relies on a single product line.

The Company’s primary product line is the HealthySole PLUS UV-C sterilization device. The Company’s survival in near term depends on being able to sell HealthySole PLUS devices to sufficient number of customers to make a profit. The Company’s current customer base is still small and the Company will only succeed if it can attract more customers for its primary product and maintain those customers.

The Company has not yet generated significant revenue or profit and it may take a long time for the Company to become profitable.

The Company has not yet generated any significant revenue or profit. The Company will work towards having increased sales of products after a successful Offering. The Company’s ability to raise capital and to commercialize the HealthySole PLUS devices may be materially impacted by the COVID-19 pandemic. The full impact on the economy and the capital markets in the U.S. and the rest of the world from the COVID-19 pandemic are uncertain, in terms of both scale and duration. The high level of volatility in the capital markets may make it difficult to raise funds, especially for early stage companies that involve higher risk. If the Company is able to raise sufficient funds to begin the work of commercializing Company products, the Company may have difficulty securing supplies needed or manufacturing and distribution partners. The impact of social distancing measures and related workforce reductions may negatively impact the ability of suppliers to deliver the Company the components the Company needs for manufacture or the ability of any of the Company’s potential partners to operate effectively to meet Company requirements. In addition, many of the third parties that the Company would rely on for production and distribution are likely to be highly engaged in manufacturing products aimed at combatting the pandemic by manufacturing testing supplies and equipment, medical equipment and/or potential treatments. The Company cannot assure an Investors that, should they raise sufficient funds, they will be able to contract with suppliers, manufacturing partners or distribution partners at a level that would allow the Company to achieve profitability, or at all.

The Company’s products may not achieve market acceptance thereby reducing the chance for success.

The Company is in the early stages of selling its products. It is unclear whether these products and their features or other unanticipated events may result in lower sales than anticipated, which could force the Company to limit expenditures on research and development, advertising, and general Company requirements for improving and expanding product offerings. The Company cannot guarantee consumer demand or interest in current or future product offerings, which could have a material adverse effect on the business, results of operations, and overall financial condition.

If the market chooses to buy competitive products and services, the Company may fail.

Although the Company believes that its HealthySole PLUS devices will be commercially viable, there is no verification by the marketplace that the HealthySole PLUS will be accepted by or purchased by customers at the scale desired by the Company. If the market chooses to continue to use competing products/procedures, it may be more difficult for the Company to ever become profitable which would substantially harm the business and, possibly, cause it to fail whereby the Investors could lose their entire investment. In addition to the Company’s dependency on the continued services of its key executives, the Company’s future success will also depend on the ability to attract and retain additional future key personnel. The Company may face intense competition for such qualified individuals from well-established and better financed competitors. The Company may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on the Company’s results of operations and financial condition.

Although the Company believes that its HealthySole PLUS devices will be commercially viable, there is no verification by the marketplace that the HealthySole PLUS will be accepted by or purchased by customers at the scale desired by the Company. If the market chooses to continue to use competing products/procedures, it may be more difficult for the Company to ever become profitable which would be substantially harm the business and, possibly, cause it to fail whereby the Investors could lose their entire investment. In addition to Company dependency on their continued services, Company future success will also depend on the ability to attract and retain additional future key personnel. The Company may face intense competition for the such qualified individuals from well-established and better financed competitors. The Company may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on the Company’s results of operations and financial condition.

The Company will require additional funding to develop and commercialize the HealthySole PLUS devices. If the Company is unable to secure additional financing on acceptable terms, or at all, the Company may be forced to modify its current business plan or to curtail Company planned operations.

The Company anticipates incurring significant operating losses and using significant funds for the execution of manufacturing capability scaling, marketing/advertising, and sales activities. The

Company’s existing cash resources are currently insufficient to finance these operations. Accordingly, the Company will need to secure additional sources of capital to develop its business as planned. The Company may seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, and through other arrangements, including collaborative arrangements with strategic partners. As part of such efforts, the Company may seek loans from certain of their executive officers, directors and/or current shareholders.

If the Company is unable to secure additional financing in the near term, the Company may be forced to: (1) Curtail or abandon the Company’s existing business plans; (2) Default on any debt obligations; (3) File for bankruptcy; (4) Seek to sell some or all of Company assets; and/or (4) Cease business operations.

If the Company is forced to take any of these steps the Company’s Common Stock may lose significant value or become worthless.

Any future financing may result in ownership dilution to the Company’s existing Shareholders and may grant rights to future investors more favorable than the rights currently held by the Company’s existing Shareholders.

If the Company raises additional capital by issuing equity, equity-related, or convertible securities, the economic, voting and other rights of the Company’s existing shareholders (which would include Investors in this Offering) may be diluted, and those newly-issued securities may be issued at prices that are at a significant discount to the Offering price and/or the then fair market value of the Shares. In addition, any such newly issued securities may have rights superior to those of the Company’s Common Stock as offered through this Offering. If the Company obtains additional capital through collaborative arrangements, they may be required to relinquish greater rights to technologies or product candidates than the Company might otherwise have or become subject to restrictive covenants that may affect business.

Any future financing may result in ownership dilution to the Company’s existing Shareholders and may grant rights to future investors more favorable than the rights currently held by the Company’s existing Shareholders.

If the Company raises additional capital by issuing equity, equity-related, or convertible securities, the economic, voting and other rights of the Company’s existing shareholders may be diluted, and those newly-issued securities may be issued at prices that are at a significant discount to current and/or then fair market value of the Shares. In addition, any such newly issued securities may have rights superior to those of the Company’s common stock as offered through this Offering. If the Company obtains additional capital through collaborative arrangements, they may be required to relinquish greater rights to technologies or product candidates than the Company might otherwise have or become subject to restrictive covenants that may affect business.

Revenue derived from large orders could adversely affect the Company’s gross margin and could lead to greater variability in the Company’s quarterly, semi-annual, and annual results.

Large orders may be more sensitive to changes in the global industrial economy, may be subject to greater discount variability, lower gross margins, and may contract at a faster pace during an economic downturn compared to smaller orders. To the extent that the amount of Company net sales derived from large orders increases in future periods, either in absolute dollars or as a percentage of overall business, the Company’s gross margins could decline, and the Company could experience greater volatility and see a greater negative impact from future downturns in the global industrial economy.

Failure to comply with relevant federal and state regulations may have an adverse effect on the Company’s profitability.

While the Company believes it has complied with all rules promulgated by regulatory authorities germane to the Company’s business, there exists a risk that the Company, through its operations or its products, has not complied with regulations currently unknown to the Company. If the Company were found by any regulatory authority to be operating its business out of compliance with regulations, it may require the Company to devote considerable resources to becoming compliant with such regulations.

The Company’s ability to raise capital and commercialize their products may be materially affected by the COVID-19 pandemic.

In December 2019, the 2019 novel coronavirus (“COVID-19”) surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, have initiated travel restrictions. The final impacts of the outbreak, and economic consequences, are unknown and still evolving.

The Company’s ability to raise capital and to commercialize the Company’s HealthySole PLUS devices may be materially impacted by the COVID-19 pandemic. The full impact on the economy and the capital markets in the U.S. and the rest of the world from the COVID-19 pandemic are uncertain, in terms of both scale and duration. The high level of volatility in the capital markets may make it difficult to raise funds, especially for early stage companies that involve higher risk. If the Company is able to raise sufficient funds to begin the work of commercializing the HealthySole PLUS device, the Company may have difficulty security supplies needed or manufacturing and distribution partners at a level that would allow the Company to achieve profitability, or at all.

Risks Related to the Securities and the Offering

There is no current market for the Shares.

There is no market for the resale of Company Shares and none is expected to arise for the foreseeable future. Investors should assume that they may not be able to liquidate their investment.

The Offering Price was not established on an independent basis; the actual value of an investment may be substantially less than what Investors pay for the securities.

The Company’s Board of Directors established the Offering price of the Company’s Shares on an arbitrary basis. The Offering price of the Shares bears no relationship to the book or asset values or to any other established criteria for valuing Shares. Because the Offering price is not based upon any independent valuation, the Offering price may not be indicative of the proceeds that an Investor would receive upon liquidation. Further, the Offering price may be significantly more than the price at which the Shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

DILUTION

On May 10, 2022, the Company converted from a Nevada limited liability company to a Delaware corporation. This conversion was executed through the filing of a Certificate of Conversion with the Delaware Secretary of State (see Exhibit 2A “Certificate of Incorporation and Other Corporate Documents”). The members of the Nevada limited liability company received a 200:1 conversion of their LLC Membership Units for Shares of Common Stock of the Company. Also at conversion, the Board of Directors of the Company approved the issuance of additional shares of Common Stock to Officers and Directors.

The Company may engage in other financings including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Shares through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to the Portal (healthysole.com) to invest. The Company has engaged Rialto Markets, an independent FINRA broker-dealer to assist with the Share sales in exchange for a 2% commission fee on the aggregate sales. The Offering is conducted on a best-efforts basis. No Commissions or any other renumeration for the Share sales will be provided to the Company, the Directors, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company will not limit or restrict the sale of the Shares during this 12-month Offering. No market exists for the Shares and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any securities to be offered.

Directors, Officers, and employees of the Company are primarily engaged in the Company’s business of developing products that use ultraviolet-C (UV-C) light to kill pathogens, and none of them are, or have ever been, brokers nor dealers of securities. The Directors, Officers, and employees will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Directors, Officers, and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Director, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of Exchange Act at the time of their participation; (2) no Director, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other renumeration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Director, Officer, or employee is an associated person of a broker or dealer; (4) the Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Director, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Director, Officer, or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

Rialto Markets LLC (“Rialto”) has agreed to act as placement agent to assist in connection with this Offering. Rialto is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. However, Rialto has agreed to use their best efforts to arrange for the sale of the Shares offered through this Offering Circular. In addition, Rialto may engage other brokers to sell the securities on their behalf. Rialto will receive compensation for all passive sales of the Shares offered and sold pursuant to this Offering Circular at a rate of 2% of the gross Proceeds for a maximum of $800,000. The Company may pay Rialto 8% of the gross Proceeds from the sale of up to $20,000,000 in Common Stock resulting from the direct selling efforts of Rialto not to exceed $1,600,000.

In the event that Rialto’s targeted selling efforts lead to sales of up to $20,000,000 in Shares of Common Stock, Rialto will be entitled to 8% of the gross Proceeds from the sale of such Shares of Common Stock not to exceed $1,600,000. If Rialto’s efforts lead to all $20,000,000, the maximum commissions to be charged would be $2,000,000. The $2,000,000 is made up of 8% of $20,000,000, or $1,600,000, and 2% on the remaining $20,000,000 for $400,000. There will not be any commissions charged at a combined 10%.

The Company will also publicly market the Offering using general solicitation through methods that include emails to potential Investors, the internet, social media, and any other means of widespread communication.

The Offering Circular will be furnished to prospective Iinvestors via download 24 hours per day, 7 days per week on the Company’s website at healthysole.com and via of the EDGAR filing system.

The following table shows the total discounts and commissions payable to Rialto in connection with this Offering by the Company:

	Price Per Share		Total Offering
Public Offering Price	$5.80		$40,000,000
Placement Agent Commissions	$0.29	*	$2,000,000	*
Proceeds, Before Expenses	$5.51		$38,000,000

*This represents the maximum potential commissions due to Rialto, the commissions actually due may be less than this number conditional on the success of Rialto’s targeted sales efforts.

Other Terms

Rialto has also agreed to perform the following services in exchange for the compensation discussed above:

- Act as lead broker for the Offering, coordinating efforts of parties involved and providing regulatory guidance;

- Manage the back-end process of the Offering Platform technology, Investors use to invest in the Offering;

- Reviewing marketing materials if requested;

- Performing AML/KYC checks on all Investors, and;

- Providing other financial advisory services normal and customary for Regulation A offerings and coordinate with the Company’s registered transfer agent and legal representatives.

In addition to the commissions described above, the Company will also pay $5,000 to Rialto for out-of-pocket accountable expenses paid prior to commencing the Offering. This fee will be used for the purpose of coordinating filings with FINRA (Form 5110). In addition, the Company will pay Rialto $6,500 consulting fee upon the issuance of the FINRA No Objection Letter and a $5,000 Blue Sky filing service fee for managing the filings required for state Blue Sky regulations. The Company will forward the fees required for state notice filing fees, estimated to be approximately $13,000. Assuming the full amount of the offering is raised and that Rialto's targeted selling efforts lead to sales of $20,000,000, the Company estimates that the total fees and expenses of the Offering payable by the Company to Rialto will be approximately $2,000,000. Maximum expected out of pocket expenses total $29,500.

Selling Securityholders

Name	Amount Held Prior to Offering	Number Offered through this Offering	Amount Held After Offering
Chris Griffith	1,547,241	185,669	1,361,572
Douglas Brown	560,000	67,200	492,800
James Morley	3,203,800	384,456	2,819,344
Lauren and Robert Bullock	349,000	41,880	307,120
Colin Gray	156,600	18,792	137,808
Pioneer Healthcare Parker	782,600	93,912	688,688
RP3 Limited LLC	961,600	115,392	846,208
Corey Paus	158,200	18,984	139,216
Paul Rutledge/Van White	78,200	9,384	68,816
Eric Custardo	78,200	9,384	68,816
Nelson Patterson	520,000	62,400	457,600
Nick DeOrio	208,000	24,960	183,040
Life Science Intelligence Inc.	1,000,000	120,000	880,000
Medical Funding Professionals LLC*	900,000	108,000	792,000
Total	10,503,441	1,260,413	9,243,028

*The Company engaged Medical Funding Professionals, a state-registered investment advisor (“MFP”), to provide capital and cash flow planning solutions to the Company. MFP is not affiliated or associated with any members of the Financial Industry Regulatory Authority.

1,260,413 Shares of Common stock are being offered for the accounts of Selling Shareholders. This represents 3.4% of the outstanding Shares of Common Stock as of the Date of this Offering Circular.

No Proceeds will go to the accounts of Selling Shareholders until the Company has raised gross Proceeds of $7,500,000.

Bonus Shares

Certain Investors will be eligible to receive additional Shares of Common Stock (“Bonus Shares”) depending upon the amount invested and timing of such investment by such Investors.

First 30 days of Offering – Less than $100,000 investment

The Company will be offering 20% bonus in the form of Bonus Shares for Investors that invest less than $100,000 within the first thirty (30) days following the start of the Offering, which will occur as soon as practicable after Qualification.

First 30 days of Offering – More than $100,000 investment

The Company will be offering 40% bonus in the form of Bonus Shares for Investors that invest more than $100,000 within the first thirty (30) days following the start of the Offering, which will occur as soon as practicable after Qualification.

After first 30 days of Offering – More than $100,000 investment

The Company will be offering 15% bonus in the form of Bonus Shares for Investors that invest more than $100,000 after the first thirty (30) days following the start of the Offering, which will occur as soon as practicable after Qualification.

The Company will absorb the cost of the issuance of the Bonus Shares; to the extent any are issued, it will reduce the Proceeds that the Company receives. The issuance of these Bonus Shares will have a maximum potential dilutive effect of approximately 2,758,620 Shares.

USE OF PROCEEDS

	25%	50%	75%	100%
Marketing	1,084,985	3,000,000	4,000,000	4,000,000
Sales & Industry Outreach	1,500,000	3,000,000	5,000,000	7,000,000
General and Administrative Expansion	1,000,000	1,500,000	2,500,000	3,000,000
Increasing Manufacturing Capacity	1,250,000	1,250,000	2,000,000	4,000,000
Research and Development	1,000,000	2,000,000	2,500,000	4,000,000
General Working Capital	1,500,000	4,000,000	5,914,865	6,654,805
Industry Compliance and Standards	1,000,000	750,000	1,000,000	1,500,000
Expansion of Personnel	1,100,000	1,674,925	2,000,000	2,500,000
Capital To Selling Shareholders	565,015	2,825,075	5,085,135	$7,345,195
Total	10,000,000	20,000,000	30,000,000	40,000,000

1. Marketing - $4,000,000

The Company intends to spend upwards of $4,000,000 on marketing the HealthySole PLUS device and this Offering. The Company intends to hire full-time marketing staff to produce marketing materials related to the HealthySole PLUS device and the Company. The Company also intends to hire full-time, experienced marketing managers to service the different target markets identified by the Company. The Company has also engaged a third party marketing Company to help market this Offering to potential Investors. Included in these costs are administrative expenses for raising capital, such as marketing campaign management, broker-dealer commissions, and other professional and administrative services derived from the Offering.

2. Sales & Industry Outreach- $7,000,000

The Company anticipates using approximately $7,000,000 of the Proceeds to support sales activities. The Company intends hire sales executives to generate new business for the Company. The Company expects these sales executives to engage in sales activities in different regions of the country. The Company similarly expects to hire operations staff to fulfill orders placed by customers. A portion of the Proceeds are intended to go to the creation of a European office of the Company to develop the Company’s business efforts in Europe. The Company intends to devote a portion of the Proceeds to create new pilot studies to continue to measure the HealthySole PLUS device’s effectiveness in various settings. The Company intends to participate in tradeshows and other industry events, using the Proceeds of this Offering to attend such industry events.

3. General and Administrative Expansion - $3,000,000

The Company anticipates using approximately $3,000,000 of the Proceeds to support general and administrative expansion activities. The Company intends to rent real property for the purpose of housing its management, research, and development activities. The Company intends to use a portion of the Proceeds to source human resources personnel as the Company employee count rises.

4. Increasing Manufacturing Capacity - $4,000,000

The Company anticipates using approximately $4,000,000 of the Proceeds on increasing the manufacturing capacity of the Company. The Company intends to source US-based manufacturing facilities, warehouses, and the raw parts used to create the HealthySole PLUS device. The Company intends to hire staff for the purpose of increasing the Company’s manufacturing capacity.

5. Research and Development - $4,000,000

The Company anticipates using approximately $4,000,000 of the Proceeds for research and development purposes. The Company intends to develop more versions of the HealthySole PLUS device tailored for specific markets and customers. The Company plans to hire third-party developers to create new software that tracks user interactions with the HealthySole PLUS device and provides feedback to the Company that may allow improvements to be implemented.

6. General Working Capital - $6,654,805

The Company intends to use approximately $6,654,805 of the Proceeds for working capital. The Company may from time to time incur costs in the course of its business activities that are unanticipated at the time of this Offering.

7. Industry Compliance and Standards - $1,500,000

The Company anticipates using approximately $1,500,000 of the Proceeds on its compliance efforts for the HealthySole PLUS device. The Company intends to expand sales of its HealthySole PLUS device to other countries, which may require additional compliance efforts to be made. The Company intends to expand protection of its portfolio of its intellectual property by seeking patents for its devices internationally.

8. Expansion of Personnel - $2,500,000

The Company anticipates using approximately $2,500,000 of the Proceeds to expand the Company’s employee base, including the hiring of management-level employees to oversee the Company’s business activities and expansion. The Company intends to hire personnel responsible for developing and executive forward business plans, setting the Company’s objectives, and reporting to the Board of Directors.

9. Capital To Selling Shareholders - $7,345,195

The Company anticipates using approximately $7,345,195 of the Proceeds to go to the accounts of Selling Shareholders. (See “Plan of Distribution and Selling Shareholders” above)

THE COMPANY RESERVES THE RIGHT TO CHANGE THE USE OF PROCEEDS AS STATED ABOVE AT THE SOLE DISCRETION OF THE COMPANY.

DESCRIPTION OF THE BUSINESS

Corporate History

The Company was originally formed as Healthy Sole, L.L.C. on August 3, 2011, a Nevada limited liability company. On May 10, 2022, the Company completed its conversion to HealthySole, Inc., a Delaware corporation through the filing of a Certificate of Conversion with the Delaware Secretary of State. (See Exhibits 2A “Certificate of Incorporation and other Documents”)

Conversion

The Company has authorized 75,000,000 shares of stock over all classes of capital stock. Of the authorized shares, 74,000,000 shares are common stock having a par value of $0.001 per share (the “Common Stock”). The Company has also authorized 1,000,000 shares of preferred stock having a par value of $0.001 per share (the “Preferred Stock”). The Company has 37,027,568 Shares of Common Stock outstanding as of the date of this Offering Circular.

Summary of the Business

The Company has developed the HealthySole PLUS shoe sanitizer technology (the “Device”). The Device uses UV-C light to eliminate shoe-borne pathogens, which reduces the risk of contamination of in various settings, specifically hospitals, ambulatory surgery centers, and long-term care facilities. The Company is in the business of manufacturing (through third-party sources) and selling the Device. As of the date of this Offering Circular, the Company’s only sold product is the HealthySole PLUS shoe sanitizer technology. Derivations of the technology have been developed but have not been sold.

The HealthySole PLUS Device

HealthySole PLUS is the first independently-validated shoe sanitizer designed to prevent pathogen contamination and transmission. The Device ensures organisms that are deposited on floors do not proliferate to work spaces, high-touch surfaces, and other regularly touched equipment. The HealthySole PLUS shoe sanitizer uses germicidal UV-C light to eliminate shoe-borne pathogens, decrease ambient contamination, and reduce the risk of contamination-causing bacteria spreading indoors.

Product Highlights:

• Uses peak germicidal UV-C light to bathe the bottom of shoe soles.

• In 8 seconds, it kills up to 99.99% of pathogens found on the soles of shoes.

• Uses zero chemicals and releases zero ozone.

The Device can be used by a person entering a medical facility to ensure that fewer outside pathogens are tracked in on the soles of shoes. A person using the Device simply stands on the platform, which activates the Device. The built-in UV-C light is activated for 8 seconds and treats the visitor’s footwear, eliminating potentially dangerous pathogens. After 8 seconds elapses, the visitor may step off of the Device’s platform and proceed.

The HealthySole Plus device retails for approximately $6,000 per unit. The Company offers two methods of acquiring the unit by customers – outright purchase (in full) or leasing the unit. The Company has partnered with Hitachi Financial to lease the product. The Company offers two options for leasing the Device through Hitachi Financial: a 2-year and 3-year lease, paid monthly with a buy out option. The Company offers customers a warranty as well as replacement parts.

Research on Effectiveness of the Device

An independent ASTM-accredited laboratory test was performed to gauge the efficacy of the HealthySole PLUS shoe sanitizer technology against Healthcare-Acquired Infections (HAIs)-causing pathogens, along with other pathogens such as human coronavirus, influenza A, listeria, and salmonella. The testing was conducted at Microchem, CREMCo, University of Tennessee-Chattanooga College of Medicine/Erlanger Children’s Hospital, and University of Houston/University of Texas School of Public Health.

Testing of the HealthySole shoe sanitizer technology shows that the Device has been proven to eliminate up to 99.99% of potential infection-causing pathogens in 8 seconds of use.

Independent Clinical Lab Test Results

Pathogen Name	% Pathogen Reduction	Log Reduction
Streptococcus pyogenes	99.99%	4.20 log
Enterococcus faecalis (VRE)	99.98%	3.97 log
Staphylococcus aureus (MRSA)	99.98%	3.66 log
Pseudomonas aeruginosa	99.92%	3.09 log
Escherichia coli (CRE)	99.87%	2.87 log
Listeria monocytogenes	99.84%	2.80 log
Salmonella enterica	99.82%	2.75 log
Human coronavirus 229E	99.74%	2.53 log
Candida auris (fungi)	99.27%	2.14 log
Influenza A	97.76%	1.65 log
Clostridium difficile	85.30%	0.83 log

Intellectual Property

Patents

The Company currently owns six (6) issued utility patents with the following Agencies (1) United States Patent and Trademark Office (“USPTO”) (2) China National Intellectual Property Administration; (3) Spanish Patent and Trademark Office; and (4) Korean Intellectual Property Office. The Company currently has several patents pending as well. These patents represent the core technology behind the HealthySole PLUS device.

Trademarks

The Company currently holds registered trademarks for the following word marks with the United States Patent and Trademark Office:

• HEALTHYSOLE

• THEUVSOLUTION

Market for the HealthySole PLUS Shoe Sanitizer Technology

According to the Centers for Disease Control and Prevention (the “CDC”), there were almost 700,000 Healthcare-Acquired Infections (“HAIs”) in the United States in 2015, resulting in over

72,000 deaths. The financial cost of treating these HAIs amounts to an estimated $40 Billion to $50 Billion per year. The CDC has estimated that up to 70% of HAIs are avoidable.

The Company anticipates that medical facilities, such as hospitals, will be the primary driver of sales of the HealthySole PLUS shoe sanitizer technology. The Company intends to market the Product to first responders and sterile facilities, such as laboratories, manufacturing facilities, and pharmacies. The Company estimates the current addressable market for its product to be $2.6 Billion.

Competition

The Company has identified the following competing products in the market:

• Shoe booties

• Tacky mats

• Wet baths

• Chemical sprays

• Patho3Gen

Patho3Gen is another UV-C shoe device on the market. Unlike Patho3Gen, the HealthySole PLUS device emits no ozone. Additionally, the HealthySole PLUS device has several safety structures to prevent light leakage and UVC exposure. The HealthySole PLUS device is currently competitively priced compared to Patho3Gen.

Employees

As of the date of this Offering Circular, the Company has two (2) full-time employees, and one (1) part time:

Special Characteristics of the Company, Regulatory Environment

The Company does not believe its HealthySole PLUS device is subject to regulation by the FDA as a medical device; however, the Company believes the Product will be subject to pesticide product registration in Colorado, Hawaii, Indiana, New Mexico, Oklahoma West Virginia, and Wyoming, as well as in the District of Columbia, and intends to accomplish the registration process after the qualification of this Offering.

Plan of Operations

1. Increase marketing efforts to raise awareness of the Company’s brand and product catalog;

2. Building and deploying a robust sales team to further increase awareness of the Company’s brand and product catalog;

3. Increase manufacturing capacity of the Device;

4. Research and development of derivative versions of the HealthySole PLUS device;

5. Expand the number of the Company’s administrative personnel.

The Company anticipates this Plan of Operations will take approximately $32,000,000 to execute, not including reserves for working capital.

DESCRIPTION OF PROPERTY

As of the Date of this Offering Circular, the Company does not own real property or business personal property of material significance.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND FINANCIAL CONDITION

The following is a discussion of the financial condition Healthy Sole, L.L.C., direct predecessor of the Company. On May 10, 2022 the Company executed a conversion from Healthy Sole, L.L.C., a Nevada limited liability company, to HealthySole, Inc. a Delaware Corporation. This conversion occurred subsequent to the fiscal year ended December 31, 2021 (FY2021) - therefore, all figures and disclosures for this section will be that of Healthy Sole, L.L.C. For this reason, references to the “Company” will include Healthy Sole, L.L.C. and HealthySole, Inc. only throughout this section.

Components of Results of Operations

The following discussion of our financial conditions and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. The Company’s actual results could differ significantly from those discussed in the forward-looking statements. Unless otherwise indicated, the latest results discussed below are as of December 31, 2021.

Revenue/Net Loss from Operating Acvtivites

The Company is engaged in the business of development, manufacture, and sale, of a footwear decontamination device using UV-C Germicidal light in highly sensitive, controlled areas, with a primary focus on healthcare and public services. As of the date of this Offering Circular, the Company has not yet been profitable. In FY2021 the Company had a net loss of $1,574,479. For the fiscal year ended December 31, 2020 (FY2020) the Company had a net loss of $1,289,513. This represents an increase in net loss of $284,966 or 22.10%. The reason for this increase was the continued depression of sales efforts of innovative products due to the inability to interface with customers due to restrictions imposed during the COVID 19 pandemic.

Operating Expenses

The Company classifies its operating expenses as research and development, salaries, manufacturing, filing and maintenance of domestic and international intellectual property including patents trademarks and trade secrets, contracted services, general and administrative, legal and accounting, insurance, branding marketing and advertising, travel, and other expenses. In FY2021 the Company had operating expenses totaling $1,929,628. In FY2020 the Company had operating expenses totaling of $1,887,847. This represents an increase in operating expenses of $41,781 or 2.21%. The reason for this increase in Company expenditures was additional outside contracting expenditures and clinical studies/research.

Salaries and benefits

In FY2021, the Company spent $787,427 on salaries and benefits expenses. In FY2020, the Company spent $549,283 on salaries and benefits expenses. This represents an increase of $238,144 or 43.35%. The reason for this increase is the addition of personnel.

Liquidity and Capital Resources

As of December 31, 2021, the Company had cash of $398,594, and total assets of $637,222. On December 31, 2020, the Company had cash of $1,040,884 and total assets of $1,510,011. This represents a decrease in $238,628 (or 22.9%) in cash and $469,127 (or 31%) in total assets.

The Company has financed its operations primarily from revenues and capital contributions to equity.

The Company will have additional capital requirements during the fiscal year ending December 31, 2022 to execute its business plan in light of the anticipated uses of the Proceeds (see “Use of Proceeds” above). Therefore, the Company will attempt to raise additional capital through the sale of its securities in this Offering for a maximum of 6,896,552 Common Shares at a price of $5.80 per Share, with potential aggregate gross Proceeds of $40,000,000.

There can be no assurance that the Company will be successful in acquiring additional funding at levels sufficient to fund its future capital requirements. If the Company is unable to raise additional capital in sufficient amounts or on terms acceptable to it, the Company may have to significantly reduce, delay, scale back or discontinue the development of its technologies and patents or discontinue operations completely.

DIRECTORS, OFFICERS, & SIGNIFICANT EMPLOYEES

Robert Kassel – Co-Founder, Chairman of the Board, Chief Operating Officer, and Secretary

Robert Kassel, Chairman of the Board and COO, has been a businessman and entrepreneur for 40 years. He has started several companies and ultimately sold them to management. He has experience in every facet of a company’s business including, administration, advertising, intellectual property, sales, HR and fund raising. Robert Kassel will initially be responsible for those areas of the Company’s business until the Company raises sufficient capital to hire additional personnel.

Robert Kassel also handles day-to-day operations and overseas expansion, hiring, manufacturing, and structuring back office operations.

Peter Kassel – Co-Founder, Chief Executive Officer, President, Treasurer, Director

Peter Kassel has been an integral part of HealthySole since day one. With experience in the creation of the device, management of patents, management of operations and the bookkeeping, Peter has had his hands in each and every aspect of the Company. With prior experience in medical marketing and advertising prior to the inception of HealthySole, Peter has over a decade of experience in the UV-C and Medical industries.

Prior to co-founding HealthySole in 2011, Peter Kassel worked within marketing and content production, both for large, Fortune 500 companies and boutique operations. He represented international clients working with Bank of America, GE and Pfizer. His first jobs were data management for a cognitive research company focusing on marketing, and then a team leader at a marketing firm specializing in medical equipment.

He has headed up every major development at HealthySole, from IP to technology to corporate structuring and has taken the lead of the Company in this new period of capital raising and rapid scaling.

Peter Kassel is also in charge of long term strategic planning, the overview of c-suite and management, as well as developing technology and developing future revenue streams.

Nick DeOrio - Vice President of Sales and Distribution, Secretary

Nick DeOrio is the Vice President of Sales and Distribution for HealthlySole. Nick has over 23 successful years of healthcare sales experience in the commercialization and implementation of novel and clinically-driven technologies and products with a concentration in infection control and prevention. During the course of Nick’s career, he has held leadership positions in organizations varying in size from startups to globally-recognized companies. A proven and effective leader utilizing thought leadership, ingenuity, acumen, and innovative approaches to drive continuous positive results, Nick has been responsible for developing proficient sales teams and distribution channels along with strategic partnerships nationally and internationally, to accelerate product awareness, revenues, and sustaining growth while ultimately improving profits.

Prior to joining HealthySole, Nick held the position of Southeast US Regional Director of Sales with Aerogen of Galway Ireland. Where he was responsible for a $35,000,000 producing territory. Throughout his career, Nick has also held positions with well-established globally recognized companies such as EMPI (DJO Global), Medi-Flex, Cardinal Health, CareFusion and IrriSept.

Nick is also in charge of managing current distributors, bringing on any new distributors in both Medical and future markets. He is also in charge of coaching and backing-up licensed distributors in the field, and conducting market research for HealthySole PLUS device for the Company.

COMPENSATION OF DIRECTORS AND OFFICERS

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Robert Kassel	Director, COO	$0	N/A	$0
Peter Kassel	Director, CEO	$121,000	N/A	$121,000
Nick DiOrio	V.P. Of Distribution, Secretary	$153,000	$6,000	159,000

Changes to Compensation

If the Company raises gross Proceeds of $1,000,000, the Company intends to increase the compensation of Peter Kassel to $300,000 annually and Robert Kassel to $250,000 annually.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class
Common Stock	Robert Kassel (1)	22,103,439	0	59.6%
Common Stock	Peter Kassel (1)	4,420,688	0	11.9%

(1) 774 Mays Blvd. #10-220, Incline Village, NV 89451

INTERESTS OF MANAGEMENT AND OTHER PERSONS IN CERTAIN TRANSACTIONS

There are no transactions that require disclosure under Item 13 of the Form 1-A.

DESCRIPTION OF THE SECURITIES

Summary of Company Equity

The Company has two authorized classes of capital stock consisting of 74,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.001 per share (the Preferred Stock). As of the date of this Offering Circular, the Company has 37,027,568 shares of Common Stock and no shares of Preferred stock outstanding.

Conversion

On May 10, 2022 the Company executed a conversion from Healthy Sole, L.L.C., a Nevada limited liability company, to HealthySole, Inc. a Delaware corporation. Upon conversion, the Company had 20,800,000 Shares of Common Stock outstanding.

Description of the Common Stock Offered through this Offering

The voting, dividend and liquidation rights of the holders of the Common Stock are set by the Certificate of Incorporation and Bylaws (see Exhibits 2A and 2B) and the relevant Delaware laws.

Dividends

The Board, subject to any restrictions contained in either (i) Delaware law, or (ii) the Certificate of Incorporation, may declare and pay dividends upon the Shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Voting

Except as otherwise required by Delaware law, the Certificate of Incorporation, any certificate of designations, or the Bylaws, (i) at all meetings of stockholders for the election of Directors, a plurality of votes cast shall be sufficient to elect such Directors; (ii) any other action taken by stockholders shall be valid and binding upon the Company with the affirmative vote of the holders of the majority of the Shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a stockholders’ meeting of the Company at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by Stockholders will require the vote of a majority of the Shares entitled to vote. Each stockholder shall have one vote for every Share of stock having voting rights registered in his/her name on the record date for the meeting, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders. The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his/her proxy, may represent such stock and vote thereon.

Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Redemption Provisions

Common Stock does not have any redemption rights.

Sinking Fund Provisions

The Certificate of Incorporation does not contain any sinking fund provisions.

Liability to Further Calls

The Certificate of Incorporation does not contain any provisions regarding liability to further calls.

Restrictions on Alienability

A holder of record of shares of the Company’s stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, Transfer Agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company. Such person shall furnish to the Secretary, Transfer Agreement, or registrar of the Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever a holder of record of shares of the Company’s stock makes a transfer of shares for collateral security, the Secretary, Transfer Agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request, When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Company or its Transfer Agent, before recording the transfer of the shares on its books or issuing any certificate there for, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Company may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Company as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Company, its officers, Transfer Agents and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for the shares.

PART F/S

Financial Statements and Independent Auditor’s

Report

Healthy Sole, LLC

December 31, 2021 and 2020

To the Members of

Healthy Sole, LLC

Opinion

We have audited the accompanying financial statements of Healthy Sole, LLC (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in member’s equity, and cash flow for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, for the years ended December 31, 2021 and 2020, the Company incurred net losses of approximately $1,574,000 and $1,290,000, respectively. The net cash used in operating activities for the years ended December 31, 2021 and 2020, respectively, totaled approximately $1,142,000 and $1,726,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

• Exercise professional judgement and maintain professional skepticism throughout the audit.

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

• Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

s//: Assurance Dimensions

Tampa, Florida

April 11, 2022

Healthy Sole, LLC

Balance Sheets

As of December 31, 2021 and 2020

		2021	2020
	ASSETS
Current Assets:
Cash		$398,594	$1,040,884
Accounts receivable, net		30,331	231,131
Inventory		208,297	237,996
Total Current Assets		637,222	1,510,011
TOTAL ASSETS		637,222	$1,510,011
	LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable		$176,319	26,984
Accrued liabilities		92,444	40,089
Total Current Laibilities		268,763	67,073
TOTAL LIABILITIES		268,763	67,073
TOTAL MEMBER’S EQUITY		368,459	1,442,938
TOTAL LIABILITIES AND MEMBER’S EQUITY		$637,222	$1,510,011

The accompanying notes are an integral part of these financials statements.

Healthy Sole, LLC

Statements of Operations

For the years ended December 31, 2021 and 2020

	2021	2020
Revenues	$518,423	$837,011
Cost of goods sold	163,083	237,471
Gross profit	355,340	599,540

Selling, general and administrative expenses:
Salaries and benefits	787,427	549,283
Professional fees	70,994	178,760
Office expenses	903,307	1,061,495
Insurance	154,699	73,177
Travel and entertainment	7,930	24,118
Rent expense	3,967	—
Automobile expense	1,304	1,014
Total selling, general and administrative expenses	1,929,628	1,887,847

Operating loss	(1,574,288)	(1,288,307)

Other expenses:
Interest expense	(191)	(712)
Other expense	—	(494)
Net loss	$(1,574,479)	$(1,289,513)

The accompanying notes are an integral part of these financial statements.

Healthy Sole, LLC

Statements of Changes in Member’s Equity

For the years ended December 31, 2021 and 2020

	Members’ Units	Members’ Equity
December 31, 2019	76,722	$(28,318)
Purchase of member units	23,278	2,700,000
Contributions	—	60,769
Net loss	—	(1,289,513)
December 31, 2020	100,000	1,442,938
Purchase of member units	4,000	500,000
Net loss	—	(1,574,479)
December 31, 2021	104,000	$368,459

 The accompanying notes are an integral part of these financial statements.

Healthy Sole, LLC

Statement of Cash Flows

For the years ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities:
Net loss	$(1,574,479)	$(1,289,513)
Change in assets and liabilities:
Accounts receivable, net	200,800	(231,885)
Inventory	29,699	(237,996)
Accounts payable and accrued expenses	201,690	33,199
Net cash used by operating	(1,142,290)	(1,726,195)
Cash flows from financing activities:
Proceeds from purchase of members’ units	—	2,700,000
Member contributions	500,000	60,769
Net cash provided by financing activities	500,000	2,760,769

Net change in cash	(642,290)	1,034,574

Cash at beginning of year	1,040,884	6,310
Cash at end of year	$398,594	$1,040,884

Supplemental and non-cash disclosures
Cash paid during year for interest	$191	$712

The accompanying notes are an integral part of these financial statements.

Healthy Sole, LLC

Notes to Financial Statements

December 31, 2021 and 2020

Note A – Nature of Business and Organizations

Healthy Sole, LLC (“the Company”) is a privately-held entity organized on August 3, 2011 in the State of Nevada. The Company is a medical technology and consumer health company focused on developing innovative products that use ultraviolet-C (UVC) light to kill pathogens. In hospitals, these products are adopted as part of infection prevention and control protocols to mitigate the risk of infections spread by pathogens on footwear. In the consumer market, they are marketing and developing products that use UVC light to reduce the introduction of footwear-borne pathogens into a living and working spaces.

Note B – Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change. Changes in such standards may have an impact on the Company’s future financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

Recent Accounting Standards Not Yet Adopted

The Company periodically reviews new accounting standards that are issued as Accounting Standards Updates (“ASU”) by the Financial Accounting Standards Board (“FASB”). The Company carefully considers all new pronouncements that alter previous U.S. GAAP, and has identified the following new accounting standards that it believes merits further discussion. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a further date are not expected to have a material impact on the financial statements upon adoption.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The guidance amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheet. Under ASU 2020-05, ASU 2016-02 is effective for years beginning on or after December 15, 2021. Management is evaluating the impact of this ASU on the Company’s financial reporting.

Cash

The Company places its cash with high quality financial institutions. At times, cash may be in excess of FDIC insurance limits as of December 31, 2021 and 2020 cash balances exceeded FDIC insurance limits by approximately $149,000 and $791,000, respectively. The Company has not experienced any losses in such accounts and does not believe that it is exposed to significant risks from excess deposits.

Accounts Receivable, Net

Accounts receivable are customer obligations due under normal trade terms. Management reviews accounts receivable on a regular basis to determine collectability. Balances that are determined to be uncollectible are written off to the allowance for doubtful accounts. Based on the information available to management, the Company believes that de minimis balance of allowance for doubtful accounts is adequate as of December 31, 2021 and 2020.

Inventory

The Company’s inventory consists entirely of finished goods. Inventory is stated at the lower of cost of realizable value determined on a first-in first-out basis. The Company regularly reviews its inventory to determine if an allowance is required. The Company determined that no inventory allowance was required for the years ended December 31, 2021 and 2020. Inventory values at December 31, 2021 and 2020 were approximately $208,000 and $238,000 respectively.

Revenue Recognition

The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”). The Company adopted ASC Topic 606 as of January 1, 2020 using the modified retrospective method. The standard did not affect the Company’s net income, financial position, or cash flows. There were no changes to the timing of revenue recognition as a result of the adoption. ASC Topic 606 is based on the principle that revenue is recognized to depict the contractual transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services utilizing a new five-step revenue recognition model, which steps include (i) identify the contract(s) with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or at) the entity satisfies a performance obligation.

The Company derives its revenue from the sale of consumer products. The Company considers customer order confirmations to be a contract with the customer. For all of the Company’s sales, revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied), which typically occurs at shipping date. As a result, the Company has a present and unconditional right to payment and records the amount due from the customer in accounts receivable. For each contract, the Company considers the promise to transfer products to be the only identified distinct performance obligation. Revenue from consumer product sales is recorded at the net sales price (transaction price). All of the Company’s revenue for the years ended December 31, 2021 and 2020 were recognized at a point in time (delivery date).

The Company has elected to treat shipping and handling as fulfillment activities, and not a separate performance obligation.

Cost of Sales

Cost of sales are recorded at a point in time when a sale is made and includes the inventory expense. During the years ended December 31, 2021 and 2020 approximately 98% of the total cost of sales related to one vendor.

Advertising

Advertising costs are expensed when incurred. During the years ended December 31, 2021 and 2020, advertising related expenses were approximately $286,000 and $462,000 respectively.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the years ended December 31, 2021 and 2020, respectively, the Company incurred net losses of $1,574,479 and $1,289,513. The net cash used in operating activities for the years ended December 31, 2021 and 2020, respectively, totaled approximately $1,142,000 and $1,726,000. These matters raise doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note D – Member’s Equity

The Company has authorized one class of membership units. Total proceeds from purchases of members’ units for the years ended December 31, 2021 and 2020, respectively, were $500,000 and $2,700,000.

Member units have the following characteristics:

Voting: Each Member will be entitled in accordance with his or her Membership Interest in the Company to vote.

Distributions: The Managers will determine the amount of cash, if any, available for distribution at such times as the Managers of the Company deem advisable. The distributions will be based upon all relevant factors, including, but not limited to, the operating expenses and debt service of the Company, sums expended by the Company for capital expenditures and a reasonable reserve for working capital. No distribution will be made if, after the distribution is made, the assets of the Company are less than all liabilities of the Company, except liabilities to Members on account of their contributions. Distributions will be made to the Members and Interest Holders in proportion to the Interests in the Company owned by such Member or Interest Holder, as of the date of distribution, unless otherwise agreed by the unanimous vote of the Members.

Note E – Commitments and Contingencies

Operating Leases

The Company has entered a month-to-month operating lease agreement for virtual office space. Total rent expense for the years ended December 31, 2021 and 2020, respectively, was approximately $4,000 and $0.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assets such contingent liabilities, and such assessment inherently involves an exercise of judgement. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount or the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. As of the date the financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. As of the date the financial statements were available for issuance, there was no pending or threatened litigation.

COVID-19

The COVID-19 outbreak in 2020 resulted in decreased revenues as the Company faced increased challenges in their ability to sell to hospitals. COVID-19 halted all progress, marketing, and sales efforts. The Company is a startup with no previous relationships, therefore selling to hospitals was nearly impossible.

Management believes that with the lingering effects from COVID, there will be greater investment and research on infection control products, leading to greater adoption of their product.

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus has had on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company.

Note F – Subsequent Events

The Company evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through April 11, 2022, the date the financial statements were available for issuance, and determined that the following items required disclosure.

Exhibit Index

Exhibit 2A: Certificate of Incorporation

Exhibit 2B: Bylaws

Exhibit 4: Subscription Agreement

Exhibit 11: Accountant's Consent

Exhibit 12: Attorney Letter Certifying Legality

Exhibit 13A: Testing the Waters Materials

Signature Page

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Incline Village, NV, on June 15, 2022.

(Exact name of the Issuer as specified in its Charter)

HealthySole, Inc.

774 Mays Blvd. #10-220

Incline Village, NV 89451

(415) 722-3147

By:

s/Robert Kassel

Director, COO, Secretary of HealthySole Inc.

(Date): June 15, 2022

Location Signed: Incline Village, NV

s/Peter Kassel

Director, CEO, President, Treasurer of HealthySole Inc.

(Date): June 15, 2022

Location Signed: Incline Village, NV

This Offering Statement has been signed by the following Officers in the capacities and on the dates indicated.

By:

s/Robert Kassel

COO, Secretary of HealthySole Inc.

(Date): June 15, 2022

Location Signed: Incline Village, NV

s/Peter Kassel

CEO, President, Treasurer of HealthySole Inc.

(Date): June 15, 2022

Location Signed: Incline Village, NV

s/Nick DiOrio

Secretary of HealthySole Inc.

(Date): June 15, 2022

Location Signed: Incline Village, NV

This Offering Statement has been signed by the following Directors in the capacities and on the dates indicated.

By:

s/Robert Kassel

Director

(Date): June 15, 2022

Location Signed: Incline Village, NV

s/Peter Kassel

Director

(Date): June 15, 2022

Location Signed: Incline Village, NV